Exhibit 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, each of the undersigned officers of Triumph Ventures Corp , (the “ Company ” ), does hereby certify, to each such officer’s knowledge, that:

(1)    The quarterly report on form 10-Q of the Company for the quarter ended September 30 , 2014 ( “ the Report ” ) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated November 13, 2014	By:	/s/ Julius Klein
Julius Klein Chief Executive Officer

Dated: November 13, 2014	By:	/s/ Shraga Soffer
Shraga Soffer Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.